SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K



            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 24, 2000




                               THE MNI GROUP INC.




              10 WEST FOREST AVENUE, ENGLEWOOD, NEW JERSEY 07631



                                 (201) 569-1188





INCORPORATED UNDER THE LAWS OF                       COMMISSION FILE NUMBER
   STATE OF NEW JERSEY                                       0-18349

                       I.R.S. EMPLOYER IDENTIFICATION NUMBER
                                    22-2380325


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ITEM 5.   OTHER EVENTS.

         Effective March 24, 2000, Marianne J. Legato, M.D., agreed to become Chairperson of the Medical Advisory Board of womenshealthnetwork.com, an Internet website developed by The MNI Group Inc. ("MNI" or the "Company"), and to serve as the principal medical spokesperson for the Company. Dr. Legato is a Professor of Clinical Medicine at Columbia University College of Physicians and Surgeons and the founder and Director of the Partnership for Women's Health at Columbia University. womenshealthnetwork.com is a website devoted to providing comprehensive information on 70 health conditions that have particular importance to women.

         Pursuant to her consulting agreement with the Company, Dr. Legato will be paid $250,000 over the three year term of the agreement. In addition, the Company granted Dr. Legato and her assignee options to purchase a total of 3,985,000 shares of common stock of the Company at an exercise price of $0.875 per share, which was the last bid price of the common stock on the Nasdaq OTC Bulletin Board on March 24, 2000. The options have a term of five years and vested 20% upon grant, with an additional 20% vesting on each six month anniversary of the date of grant (with accelerated vesting in the event of a sale of the Company), subject to Dr. Legato's continued performance under the consulting agreement during the vesting period with respect to the unvested portion of the options, except as provided in the consulting agreement. The Company has agreed to register the shares underlying the options granted to Dr. Legato under the Securities Act of 1933, as amended, on a Form S-8 Registration Statement. Pursuant to Dr. Legato's consulting agreement with the Company, options to purchase an additional 515,000 shares of common stock of the Company, on substantially the same terms as Dr. Legato's options, were granted to the Department of Medicine at Columbia University College of Physicians and Surgeons and to certain persons who will assist Dr. Legato in the performance of her duties under the consulting agreement.

         Dr. Legato has agreed that, during the term of her consulting agreement, she will not serve in either an advisory or consultative capacity to another company's website which is engaged in providing women's health information or become an officer or director of a company engaged principally in providing women's healthcare information over the Internet. The consulting agreement does not preclude Dr. Legato from (i) continuing to serve as an advisor to Dr. Koop.Com or continuing to act in her capacity at the Columbia Partnership for Women's Health or any other future website affiliated or associated with Columbia University or any of its affiliates or (ii) appearing

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as an occasional guest speaker or other participant in chat rooms, seminars or any other programs that are to be delivered over the Internet.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

      (a)  Not applicable.

      (b)  Not applicable.

      (c)   Exhibits.

            EXHIBIT 10.1 - Consulting Services Agreement, dated March 24, 2000, by and between the MNI Group Inc. and Marianne J. Legato, M.D.

            EXHIBIT 10.2 - Non-Qualified Stock Option Agreement, dated March 24, 2000, between The MNI Group Inc. and Marianne J. Legato.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          THE MNI GROUP INC.



                                          By: /S/ ARNOLD GANS
                                              -------------------
                                              Arnold Gans
                                              President

Date: March 28, 2000

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